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TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of July 25, 2001 for the Collection Period of June 1, 2001 through June 30, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	161,946,038.65 ^
Discounted Principal Balance	134,699,991.50 ^
Servicer Advances	901,103.17
Servicer Pay Ahead Balance	4,487,975.02
Maturity Advances Outstanding	—
Number of Current Contracts	9,529 ^
Weighted Average Lease Rate	7.94%
Weighted Average Remaining Term	6.5

Reserve Fund:
Initial Deposit Amount	41,247,639.20
Specified Reserve Fund Percentage	9.630%
Prior Month Specified Reserve Fund Balance	71,495,907.94
Current Month Specified Reserve Fund Balance	71,495,907.94
	Class A Amount		Class B Amount	Total Amount
Beginning Balance	70,422,837.94		1,073,070.00	71,495,907.94
Withdrawal Amount	29,208,158.15	^	—	29,208,158.15	^
Cash Capital Contribution	—			—
Reimbursement of Prior Transferor Excess Released	2,827,436.30	^		2,827,436.30	^
Reimbursement of Reserve Fund Released	9,302,716.65	^		9,302,716.65	^
Transferor Excess	802,163.89	^		802,163.89	^

Reserve Fund Balance Prior to Release	54,146,996.63		1,073,070.00	55,220,066.63
Specified Reserve Fund Balance	70,422,837.94		1,073,070.00	71,495,907.94

Release to Transferor	—		—	—
Ending Reserve Fund Balance	54,146,996.63		1,073,070.00	55,220,066.63
Prior Cumulative Withdrawal Amount*	31,321,407.25		—	31,321,407.25
Cumulative Withdrawal Amount	60,529,565.40		—	60,529,565.40

* Revised

Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	81
Discounted Principal Balance		1,301,851.71
Net Liquidation Proceeds		(514,926.46)
Recoveries—Previously Liquidated Contracts		(285,450.60)

Aggregate Credit Losses for the Collection Period		501,474.65

Cumulative Credit Losses for all Periods		13,060,384.25

Repossessed in Current Period	12
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		1.60	%^
First Preceding Collection Period		1.54	%^
Current Collection Period		3.15%

Condition (i)i (Charge-off Rate)
Three Month Average		2.10	%^
Charge-off Rate Indicator (> 1.25%)	condition met

Delinquent Contracts:	Percent	Accounts	Percent	ANIV

31-60 Days Delinquent	12.74%	1214	11.82%	19,150,112.03
61-90 Days Delinquent	2.41%	230	2.41%	3,903,331.55
Over 90 Days Delinquent	0.10%	10	0.09%	143,524.66

Total Delinquencies		1,454		23,196,968.24

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.71	%^
First Preceding Collection Period				1.60	%^
Current Collection Period				2.52%

Condition (ii) (Delinquency Percentage)
Three Month Average				1.61	%^
Delinquency Percentage Indicator (> 1.25%)			condition met

Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold June	2928		46,063,967.42

Matured Lease Vehicle Inventory Sold (cum adj.)	1728	^	24,399,538.43	^

Net Liquidation Proceeds			(39,335,632.11)

Net Residual Value (Gain) Loss June			6,728,335.31
Net Residual Value (Gain) Loss (cum adj.)			24,399,538.43	^

Cumulative Residual Value (Gain) Loss all periods			78,853,170.33	^

Matured Vehicles Sold for each Collection Period:	Number Sold		Scheduled Maturities	Sale Ratio		Average Net Liquidation Proceeds		Average Residual Value
Second Preceding Collection Period	3,701	^	9,293	39.83	%^	13,418.91	^	15,849.88	^
First Preceding Collection Period	4,575	^	9,201	49.72	%^	13,501.73	^	15,744.56	^
Current Collection Period	3,105		40	100.00%		13,407.89		15,715.52
Three Month Average						13,449.19	^	15,770.89	^
	Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value							85.28	%^

Condition (iii)(Residual Value Test)	Current Period Amount/Ratio		Test Met?

a) Number of Vehicles Sold > 25% of Scheduled Maturities	100.00%		YES
b) Number of Scheduled Maturities > 500	40		NO
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	85.28%	^	NO
Residual Value Indicator (condition met if tests a, b and c = YES)	condition not met

Specified Reserve Fund Balance Calculation

The Specified Reserve Fund Balance (SRFB) is $105,923,937, however, the SRFB must not be more than the lesser of (1) or (2)

  (1)
  Adjusted Notional Balance of Classes due to the Investor Certificates
  (2)
  The greater of a) or b)
  a)
  20% of aggregate residual value not matured and sold as of the last day of the collection period.
  b)
  $60,496,537.49, or $71,495,907.94 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

^
A reclassification of amounts associated with certain lease terminations from prior reporting periods has resulted in (i) the need to redeposit some amounts previously paid to the Transferor, (ii) reversing the effects of the Specified Reserve Fund Balance stepdown calculations performed in the Servicer Certificate issued June 25, 2001 and (iii) changes to the previously reported figures for the indicated items, which changes are reflected in the figures for the current period in this Servicer Certificate in a manner that reflects the cumulative effects of these reclassifications.

TOYOTA MOTOR CREDIT CORPORATION

Servicer's Certificate—Toyota Auto Lease Trust 1998-B

Distribution Date of July 25, 2001 for the Collection Period of June 1, 2001 through June 30, 2001

			Certificate Balance									Transfer Interest
						Class A-1 Balance	Class A-2 Balance		Class A-3 Balance		Class B Balance
	Total		Percent	Balance								Interest	Principal

Interest:			98.00%									2.00%
Interest Collections	2,903,205.68
Net Investment Income	2,329,196.35
Non-recoverable Advances	(272,556.52)

Available Interest	4,959,845.51			4,877,737.03		—	3,775,145.16		632,911.29		469,680.58	82,108.48
Class A1, A2, A3 Notional Interest Accrual Amount	(3,053,291.66)			(3,053,291.66)		—	(2,611,458.33)		(441,833.33)
Unreimbursed A1, A2, A3 Interest Shortfall	—			—		—	—		—
Interest Accrual for Adjusted Class B Certificate Bal.	(390,478.25)			(390,478.25)							(390,478.25)
Class B Interest Carryover Shortfall	—			—							—
Servicer's Fee	(201,296.13)			(195,013.23)								(6,282.90)
Capped Expenses	(38,247.85)			(37,054.05)								(1,193.80)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—			—							—
Uncapped Expenses	—			—								—

Total Unallocated Interest	1,276,531.62			1,201,899.84								74,631.78
Excess Interest to Transferor	—			(1,201,899.84)								1,201,899.84

Net Interest Collections Available	1,276,531.62			—								1,276,531.62

Losses Allocable to Investors' Certificates:
Current Month Losses:	(7,004,151.33)											(7,004,151.33)
Cumulative Adjustment:	(23,637,973.94)	^										(23,637,973.94) ^
Accelerated Principal Distribution:	—											—

Deposit to Reserve Fund:	802,163.89	^										(29,365,593.65) ^

Withdrawal from Reserve Fund:	29,208,158.15	^
Reimbursement/Deposit from Transferor Prin:	959,599.39	^
Net withdrawal from the Reserve Fund:	28,405,994.26	^
Principal:
Current Loss Amount	(31,629,348.39)	^		(30,642,125.27)	^	—	—		(30,642,125.27)	^	—		(987,223.12)
Loss Reimbursement from Transferor	1,433,967.12	^		1,433,967.12	^	—	—		1,433,967.12	^	—	(1,433,967.12) ^
Loss Reimbursement from Reserve Fund	29,208,158.15	^		29,208,158.15	^	—	—		29,208,158.15	^	—

Total	(987,223.12)	^		—		—	—		—		—		(987,223.12)	^
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	—			—		—	—		—		—		—
Allocations—Current Period	77,662,495.29	^		77,662,495.29	^	—	66,077,870.31	^	11,584,624.98	^	—
Allocations—Accelerated Principal Distribution	—			—		—	—		—		—
Allocations—Not Disbursed Beginning of Period	508,922,129.69			508,922,129.69		—	508,922,129.69		—		—
Allocations—Not Disbursed End of Period	586,584,624.98	^		586,584,624.98	^	—	575,000,000.00	^	11,584,624.98	^	—
Interest Distributions/Allocations:
Distribution—Current Period	—			—		—	—		—		—	—
Allocations—Current Period	3,443,769.91			3,443,769.91		—	2,611,458.33		441,833.33		390,478.25
Allocations—Not Disbursed Beginning of Period	10,331,309.73			10,331,309.73		—	7,834,374.99		1,325,499.99		1,171,434.75
Allocations—Not Disbursed End of Period	13,775,079.64			13,775,079.64		—	10,445,833.32		1,767,333.32		1,561,913.00
Due To Trust—Current Period:				—
Total Deposit to/ (Withdrawal from) Reserve Fund	(28,405,994.26)	^
Due To Trust	78,777,068.85			78,777,068.85		—	66,886,637.30		11,724,233.19		166,198.36	—	—

Total Due To Trust	50,371,074.59			78,777,068.85		—	66,886,637.30		11,724,233.19		166,198.36	—	—

TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-B Distribution Date of July 25, 2001 for the Collection Period of June 1, 2001 through June 30, 2001
			Certificate Balance			Class A-1		Class A-2			Class A-3			Class B
																Transfer Interest Balance
	Total		Percent	Balance		Percent	Balance	Percent	Balance		Percent	Balance		Percent	Balance

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Initial Notional/Certificate Balance	—		100.00%	1,077,938,000.00		31.08%	335,000,000.00	53.34%	575,000,000.00		8.94%	96,400,000.00		6.64%	71,538,000.00	21,999,045.30
Percent of ANIV				98.00%			30.46%		52.28%			8.76%			6.50%	2.00%
Certificate Factor				1.0000000			1.0000000		1.0000000			1.0000000			1.0000000
Notional/Certificate Rate							5.3500%		5.4500%			5.5000%			6.5500%
Target Maturity Date							October 25, 2000		September 25, 2001			February 25, 2002			September 25, 2003
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	241,555,356.45
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	241,555,356.45
Discounted Principal Balance	171,872,622.47
Notional/Certificate Balance				742,938,000.00			—		575,000,000.00			96,400,000.00			71,538,000.00	7,539,486.14
Adjusted Notional/Certificate Balance				234,015,870.31			—		66,077,870.31			96,400,000.00			71,538,000.00	7,539,486.14
Percent of ANIV				96.88%			0.00%		27.36%			39.91%			29.62%	3.12%
Certificate Factor				1.0000000			—		1.0000000			1.0000000			1.0000000
Servicer Advances	1,223,877.89
Servicer Pay Ahead Balance	5,153,250.56
Number of Current Contracts	14,649
Weighted Average Lease Rate	7.69%
Weighted Average Remaining Term	5.6
Pool Data Current Month
Aggregate Net Investment Value	161,946,038.65	^
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	161,946,038.65	^
Discounted Principal Balance	134,699,991.50	^
Notional/Certificate Balance				742,938,000.00	^		0.00		575,000,000.00	^		96,400,000.00	^		71,538,000.00	5,592,663.63	^
Adjusted Notional/Certificate Balance				156,353,375.02	^		0.00		0.00	^		84,815,375.02	^		71,538,000.00	5,592,663.63	^
Percent of ANIV				96.55	%^		0.00%		0.00	%^		52.37	%^		44.17%^	3.45	%^
Certificate Factor				1.0000000			—		1.0000000			1.0000000			1.0000000
Servicer Advances	901,103.17
Servicer Pay Ahead Balance	4,487,975.02
Number of Current Contracts	9,529	^
Weighted Average Lease Rate	7.94%
Weighted Average Remaining Term	6.5
Prior Certificate Interest Payment Date	March 26, 2001
Next Certificate Interest Payment Date	September 25, 2001		** Strictly for purposes of calculating Transferors Interest.

Current Month Collection Activity	Vehicles
Principal Collections		1,892,713.36
Prepayments in Full	371	5,762,033.20
Reallocation Payment	12	189,213.68
Interest Collections		2,903,205.68
Net Liquidation Proceeds and Recoveries		800,377.06
Net Liquidation Proceeds—Vehicle Sales		39,335,632.11	^
Non-Recoverable Advances		(272,556.52)

Total Available		50,610,618.57
Capped and Uncapped Expenses:	Amount	Annual Amount
Total Capped Expenses Paid	38,247.85	229,487.10
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	201,296.13
Servicer's Fee Paid	201,296.13
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	23,389.22
Revolving Period:	Vehicles	Amount
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-B Distribution Date of July 25, 2001 for the Collection Period of June 1, 2001 through June 30, 2001